EXHIBIT 4.2

Schedule of Director Stock Options

Name of Director	Date of Grant	Exercise Price	No. of Shares
Thomas H. Adams	3/14/2000	$1.25	15,000
	3/20/2001	$0.91	15,000
	3/18/2002	$1.38	15,000
	3/18/2003	$1.05	15,000
Darrel D. Brandt	3/14/2000	$1.25	15,000
	3/20/2001	$0.91	15,000
	3/18/2002	$1.38	15,000
	3/18/2003	$1.05	15,000
Robert Nelson	3/18/2002	$1.38	20,000
	3/18/2003	$1.05	20,000
Boris Popov	3/14/2000	$1.25	15,000
	3/20/2001	$0.91	15,000
	3/18/2002	$1.38	15,000
	3/18/2003	$1.05	15,000
Mark Thomas	3/14/2000	$1.25	15,000
	3/20/2001	$0.91	15,000
	3/18/2002	$1.38	15,000
	3/18/2003	$1.05	15,000

Each Option Grant vests immediately, with a term of five years from the date of grant.